Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Janus International Group, Inc.
Temple, Georgia

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-258806) and Form S-3 (No. 333-257731) of Janus International Group, Inc. (the Company) of our report dated February 28, 2024, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appears on this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Atlanta, Georgia

February 28, 2024